Exhibit 99.1(a)



       INSTRUMENT OF ESTABLISHMENT, DESIGNATION, PREFERENCES, RIGHTS AND
                        LIMITATIONS OF SERIES OF SHARES


The undersigned officer of Sentinel Variable Products Trust (hereinafter referred to as the "Trust"), a statutory trust organized and existing under the Delaware Statutory Trust Act (the "Act"), in accordance with the provisions of Section 3806(b) of the Act and the Declaration of Trust of the Trust, dated March 14, 2000 (the "Declaration"), does HEREBY CERTIFY that, pursuant to a vote of a majority of the Trustees of the Trust and to the authority expressly granted to and vested in the Trustees of the Trust by the provisions of the Declaration, the Trustees of the Trust have established and designated separate and distinct Series of Shares of the Trust, to be designated "Sentinel Variable Products Balanced Fund" and "Sentinel Variable Products Bond Fund", which Series shall have the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Declaration which are applicable to all Series:

          SECTION 1. DESIGNATION; RANKING.

(A). The designation of the Series of Shares shall be "Sentinel Variable Products Balanced Fund" and "Sentinel Variable Products Bond Fund".

(B). Any share of Sentinel Variable Products Balanced Fund" and "Sentinel Variable Products Bond Fund which at any time has been redeemed or otherwise reacquired by the Trust shall, after such redemption or other acquisition, resume the status of authorized and unissued shares of Shares, without designation as to series until such share is once more designated as part of a particular series by the Trustees.

          SECTION 2. PREFERENCES, RIGHTS AND LIMITATIONS. The Rights, Preferences and Limitations of the Shares of the new Series are as set forth in the Declaration of Trust.



          IN WITNESS WHEREOF, the Trust has caused this instrument to be
signed and attested this      day of                 , 2003.

                                            SENTINEL VARIABLE PRODUCTS
                                            TRUST

                                            By:
                                                --------------------------
                                            Name:
                                            Title: